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                                  EXHIBIT 23.2

                          [BDO SEIDMAN, LLP LETTERHEAD]

Sterling Financial Corporation
Spokane, WA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated January 28, 2006, relating to the consolidated financial statements, the effectiveness of Sterling Financial Corporation's internal control over financial reporting, and schedules of Sterling Financial Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
Spokane, WA

July 24, 2006